Exhibit 3.4

CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
GSE HOLDING, INC.

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Adopted in accordance with the provisions
of §242 of the General Corporation Law
of the State of Delaware

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William F. Lacey, being the Chief Financial Officer of GSE Holding, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows:

FIRST:           That the Amended and Restated Certificate of Incorporation of the Corporation be, and hereby is, amended (i) by deleting Section 1 of Article Four in its entirety and substituting in lieu thereof a new Section 1 of Article Four to read as follows:

ARTICLE FOUR

Section 1.               Authorized Shares.

The total number of shares of stock which the corporation has authority to issue is 15,000,000 shares of Common Stock, with a par value of $.01 per share.

and (ii) by adding the following new Article Thirteen:

ARTICLE THIRTEEN

Upon the filing of this Certificate of Amendment with the Secretary of State of the State of Delaware, each share of Common Stock issued and outstanding or reserved for issuance prior to the filing of this Certificate of Amendment shall be, and hereby is, changed into, reclassified and converted into 3.621 shares of Common Stock, with a par value of $0.01 per share.

SECOND:     That the Board of Directors of the Corporation approved the foregoing amendment by unanimous written consent pursuant to the provisions of Sections 141(f) and 242 of the General Corporation Law of the State of Delaware and directed that such amendment be submitted to the stockholders of the Corporation entitled to vote thereon for their consideration, approval and adoption thereof.

THIRD:          That the stockholders entitled to vote thereon approved the foregoing amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, the undersigned does hereby certify under penalties of perjury that this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation is the act and deed of the undersigned and the facts stated herein are true and accordingly has hereunto set his hand this 22nd day of November, 2011.

GSE HOLDING, INC.
a Delaware corporation

By:	/s/ William F. Lacey
	Name:	William F. Lacey
	Title:	Chief Financial Officer